Exhibit 10.6

Fold, Inc.
Notice of Restricted Stock Unit Grant
(2019 Equity Incentive Plan)

Fold, Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan, as amended and restated from time to time (the “Plan”), hereby awards to Participant (as of the date indicated below) a Restricted Stock Unit Award for the number of shares of Common Stock (the “Shares”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Award Agreement (the “Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan will control.

Participant:	As described on Carta
Date of Grant:	As described on Carta
Vesting Commencement Date:	As described on Carta
Number of Restricted Stock Units (“RSUs”) Subject to Award:	As described on Carta

Vesting:	Participant will receive a benefit with respect to an RSU only if it vests on or before the Expiration Date (defined below). Two vesting requirements must be satisfied in order for an RSU to vest — a time and service-based requirement (the “Service-Based Requirement”) and the “Liquidity Event Requirement” (defined below). An RSU shall actually vest (and therefore becomes a “Vested RSU”) on the first date up”on which both the Service-Based Requirement and the Liquidity Event Requirement are satisfied with respect to that particular RSU (the “Vesting Date”).

Liquidity Event Requirement:

The Liquidity Event Requirement will be satisfied as to any then-outstanding RSUs on the first to occur of: (1) a Change of Control (provided that the Change of Control constitutes a “change in ownership or control” within the meaning of Section 409A); or (2) the first sale of Common Stock pursuant to an initial public offering (“IPO”) registered under the Securities Act of 1933, as amended (the “Securities Act”).

For purposes of this Award, a Change of Control will not include transaction in which stockholders of the Company receive consideration in exchange for their Shares unless at least 50% of the consideration received by a majority of the stockholders of the Company consists of cash and/or securities that are listed on the New York Stock Exchange, the Nasdaq Stock Market or any other exchange or market of similar stature.

Service-Based Requirement:

The Service-Based Requirement will be satisfied in installments as follows: [As described on Carta].

For the avoidance of doubt, once the Participant’s Continuous Service Status ends, no additional RSUs will be deemed to have the Service-Based Requirement satisfied with respect to such RSUs.

Settlement:	If an RSU vests as provided for above, the Company will deliver one Share for each Vested RSU. The Shares will be issued in accordance with the issuance schedule set forth in Section 5 of the Restricted Stock Unit Award Agreement.

Expiration:	If both the Service-Based Requirement and the Liquidity Event Requirement are not satisfied on or before 5:00 p.m. Pacific Time on the seventh anniversary of the Date of Grant (the “Expiration Date”), the RSUs shall expire on the Expiration Date, unless they are terminated earlier pursuant to the provisions of this Agreement or the Plan.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Notice of Restricted Stock Unit Grant, the Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Notice of Restricted Stock Unit Grant, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Award and supersede all prior oral and written agreements, offer letters, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by Applicable Laws and (iii) any written arrangement that would provide for vesting acceleration of this specific restricted stock unit Award upon the terms and conditions set forth therein (provided that if there is any conflict in the vesting and/or acceleration terms, those contained in this Notice of Restricted Stock Unit Grant and Agreement shall control).

By accepting the Award, Participant acknowledges having received and read the Notice of Restricted Stock Unit Grant, the Agreement, and the Plan (the “Grant Documents”) and agrees to all of the terms and conditions set forth in the Grant Documents. Furthermore, by accepting the Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Notwithstanding the above, if Participant has not affirmatively accepted the Award within 90 days of the Date of Grant set forth in this Notice of Restricted Stock Unit Grant, Participant is deemed to have accepted the Award, subject to all of the terms and conditions of the Grant Documents.

Fold, Inc.	Participant

By:
Name & Title: [As described on Carta]	Name:[As described on Carta]
Date: [As described on Carta]	Date: [As described on Carta]

Attachments: Restricted Stock Unit Award Agreement, 2019 Equity Incentive Plan

Fold, Inc.
Restricted Stock Unit Award Agreement
(2019 Equity Incentive Plan)

Pursuant to the Notice of Restricted Stock Unit Grant (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”), Fold, Inc. (the “Company”) has awarded you a Restricted Stock Unit (“RSU”) Award (the “Award”) under its 2019 Equity Incentive Plan, as amended and restated from time to time (the “Plan”). The Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. Capitalized terms not explicitly defined in this Agreement will have the same meanings given to them in the Plan and Grant Notice. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. The details of the Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. Grant of the Award. The Award represents the right to be issued on a future date the number of Shares as indicated in the Grant Notice upon the satisfaction of the terms set forth in this Agreement. Except as otherwise provided herein, you will not be required to make any payment to the Company with respect to your receipt of the Award, the vesting of the RSUs, or the delivery of the underlying Common Stock.

2. Vesting. Subject to the limitations contained herein, the Award will vest in accordance with the vesting schedule provided in the Grant Notice. Upon termination of your Continuous Service Status, any RSUs that have yet to satisfy any time and service-based requirement, including the Service-Based Requirement, will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying Shares.

For purposes of this Award, termination of Continuous Service Status will be deemed to occur as of the date you are no longer actively providing services as an Employee (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or providing services or the terms of your employment or service agreement, if any) and will not be extended by any notice period (e.g., your period of employment or service will not include any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Award.

3. Number of Shares. The RSUs subject to the Award may be adjusted from time to time for capitalization adjustments and corporate transactions as provided in Section 10 of the Plan. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to such adjustments, and the Administrator will, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by such adjustments.

4. Securities Law and Other Compliance. You may not be issued any Shares under the Award unless either (a) the Shares are registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”); or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The Award also must comply with other Applicable Laws and regulations governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations. The Company will have no liability for failure to issue or deliver any Shares pursuant to this Award unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. Furthermore, the Applicable Laws of the country in which you are residing or working at the time of grant, vesting, and/or settlement of this Award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent settlement of this Award. As a condition to the Award, the Company may require you to make any representation and warranty to the Company as may be required by Applicable Laws.

5. Settlement of RSUs. Subject to the satisfaction of the Tax-Related Items withholding obligations set forth in Section 14 of this Agreement, the Company will deliver to you a number of Shares equal to the number of Vested RSUs subject to the Award, including any additional Shares received pursuant to Section 3 above that relate to those Vested RSUs, on a date determined by the Company, in its sole and absolute discretion, on or after the applicable vesting date(s) as provided in the Grant Notice, but in no event later than March 15th of the year following the year in which the applicable vesting date occurs. Subject to the foregoing, if the Liquidity Event Requirement is satisfied by reason of an IPO, the Company will deliver Shares that become Vested Shares prior to the expiration of the applicable Lock-Up Period (defined below) on the expiration of the Lock-Up Period, but in no event later than March 15th of the year following the year in which the applicable vesting date occurs. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such Shares) will be determined by the Company. In all cases, the delivery of Shares under this Award is intended to comply with U.S. Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

6. Dividends. You will receive no benefit or adjustment to your RSUs with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan with respect to a capitalization adjustment or corporate transaction.

7. Lock-Up Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act, you shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules, up to a maximum of 216 days from the effective date of the registration statement (the “Lock-Up Period”), and you shall execute any such agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.

8. Imposition of Other Requirements. The Company reserves the right to cancel or forfeit outstanding grants or impose other requirements on your participation in the Plan, on this Award and the Shares subject to this Award and on any other Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan. You agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

9. Transfer Restrictions. This Award may not be Transferred (as defined below) in any manner otherwise than by will or by the laws of descent or distribution. The terms of this Award shall be binding upon your executors, administrators, heirs, successors and assigns. In addition, the Shares (or any rights of or interests in such Shares) acquired pursuant to this Award may not be Transferred to any person or entity unless such Transfer is approved by the Administrator prior to such Transfer, which approval may be granted or withheld in the Administrator’s sole and absolute discretion (except as otherwise specifically provided in Section 12 of the Plan). “Transferred” or “Transfer” shall mean the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale (as such term is defined below) or other disposition of this Award or the Shares subject to this Award (including transfer by testamentary or intestate succession, merger or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. “Constructive Sale” shall mean, with respect to the Award or the Shares subject to this Award, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. Any purported Transfer effected in violation of this Section 9 shall be null and void and shall have no force or effect and the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. The foregoing transfer restrictions with respect to any Shares received upon settlement of the Award shall terminate upon (i) the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the Securities Act or (ii) any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act.

10. Repurchase Right. The Company is hereby granted the right to repurchase during the Applicable Period for the Applicable Price all (or any portion) of the Shares (the “Repurchase Right”). “Applicable Period” means the period beginning on the date hereof and ending on the date on which the Company consummates a bona fide preferred stock financing in which it issues and sells preferred stock (other than its Series Seed Preferred Stock) for cash (including shares of preferred stock issued upon conversions of convertible notes or SAFEs) to one or more institutional investors for aggregate “new money” proceeds of at least $3 million. “Applicable Price” means (a) with respect to Shares that have not satisfied the Service-Based Requirement as of the date of exercise of the Repurchase Right, $0.0001 per Share (as adjusted for any stock dividends, stock splits, stock combinations, recapitalizations or similar events with respect to such shares), and (b) with respect to Shares that have satisfied the Service-Based Requirement as of the date of exercise of the Repurchase Right, the price per share of the Company’s Common Stock as set forth in the most recent 409A valuation obtained by the Company. The Repurchase Right shall be exercisable by written notice delivered to you by the Company, which shall indicate the number of RSUs to be repurchased and the date on which the repurchase is to be effected (such date to be not more than thirty (30) days after the date of notice). The Company may assign its Repurchase Right under this Section 10 to any party, including, without limitation, Card for Coin, Inc., a Delaware corporation.

11. Voting Agreement. As a condition to this Award and to the Company’s issuance of any Shares under this Agreement, you must execute and deliver a joinder agreement to the Company’s Voting Agreement, as it may be amended from time to time (the “Voting Agreement”), so as to become a party thereto, and to be bound by the terms and conditions thereof.

12. Electronic Delivery and Translation. The Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan by electronic means. By accepting this Award, whether electronically or otherwise, you hereby (i) consent to receive such documents by electronic means, (ii) consent to the use of electronic signatures, and (iii) if applicable, agree to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

13. Restrictive Legends and Stop-Transfer Orders.

(a) Any stock certificate or, in the case of uncertificated securities, any notice of issuance, for the Shares shall bear the following legends (as well as any legends required by the Company or applicable U.S. state and federal corporate and securities laws):

(i) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN AGREEMENT BETWEEN THE Company AND THE stockholder, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT.”

(iii) Any legend required by the Voting Agreement, as applicable, or by appropriate U.S. blue sky officials.

(b) You agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

(d) You acknowledge that the Shares are shall be held subject to all the provisions of this Section 13, the Certificate of Incorporation and the Bylaws of the Company and any amendments thereto, copies of which are on file at the principal office of the Company. A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the Company and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of the Company, and the Company will furnish any stockholder, upon request and without charge, a copy of such statement. You acknowledge that the provisions of this Section 13 shall constitute the notices required by Sections 151(f) and 202(a) of the Delaware General Corporation Law and you hereby expressly waive the requirement of Section 151(f) of the Delaware General Corporation Law that you receive the written notice provided for in Sections 151(f) and 202(a) of the Delaware General Corporation Law within a reasonable time after the issuance of the Shares.

(e) You acknowledge and understand that, but for the waiver made herein, you would be entitled, if and when Shares are issued to you pursuant to this Award and upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the Delaware General Corporation Law (any and all such rights, and any and all such other rights as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the Securities Act, you hereby unconditionally and irrevocably waive the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to your Inspection Rights in your capacity as a stockholder, if and when Shares are issued to you pursuant to this Award, and shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights you may have under any written agreement with the Company.

14. Award Not an Employment or Service Contract. By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to Section 2 and the schedule set forth in the Grant Notice is earned only by maintaining Continuous Service Status (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such reorganization could result in the termination of your Continuous Service Status, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth in the Grant Notice or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an Employee for the term of this Agreement, for any period, or at all, and will not interfere in any way with your right or the right of the Company or an Affiliate to terminate your Continuous Service Status at any time, with or without cause and with or without notice.

15. Responsibility For Taxes. Regardless of any action the Company or your employer, if different, (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you hereby acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant or vesting of the Award, the issuance of shares of Common Stock pursuant to such Award, the subsequent sale of shares of Common Stock and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve a particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer or their respective agents, in their sole discretion and without any notice or authorization by you, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following methods:

(a) withholding from your wages or other cash compensation paid by the Company or the Employer to you through payroll or otherwise;

(b) withholding from proceeds of the sale of Shares acquired at settlement of the Award through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent);

(c) upon your request and subject to approval by the Company, in its sole discretion, and compliance with Applicable Laws, withholding from fully vested shares of Common Stock otherwise issuable to you upon the settlement of the Award a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount of Tax-Related Items withholding.

Notwithstanding the above, if you are classified as a Section 16 officer of the Company under the Exchange Act, you shall be restricted to alternative (c) above for purposes of satisfying all Tax-Related Items, unless this withholding method is not permissible under the applicable laws of the country in which you reside, or the Company has authorized an alternative method for the relative taxable event.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the Vested RSU, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, you agree to pay to the Company or the Employer, including through withholding from your wages or other cash compensation paid to you by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds from the sale of shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.

16. Investment Representations. In connection with your acquisition of the Common Stock under your Award, you represent to the Company the following:

(a) You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. You are purchasing the Shares for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. You do not have any present intention to transfer the Shares to any other person or entity.

(b) You understand that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein.

(c) You further acknowledge and understand that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the securities. You understand that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) You are familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. You understand that the Company provides no assurances as to whether you will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this Section 16(d), you acknowledge and agree to the restrictions set forth in Section 16(e) below.

(e) You further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) You represent that you are not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. You also agree to notify the Company if you become subject to such disqualifications after the date hereof.

17. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You understand and agree that you should consult with your own personal tax, financial and/or legal advisors regarding the Award and Tax-Related Items arising in connection with the Award and by accepting the Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.

18. Unsecured Obligation. The Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to you pursuant to Section 5. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

19. Notices. Any notices provided for in the Grant Notice, this Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

20. Miscellaneous.

(a) The rights and obligations of the Company under the Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under the Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

(c) You acknowledge and agree that you have reviewed the documents provided to you in relation to the Award in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understand all provisions of such documents.

(d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(f) The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.

21. Governing Plan Document. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan will control.

22. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any section of this Agreement (or part of such a section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

23. Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially and adversely affecting your rights hereunder may be made without your written consent. In addition, and notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without your consent, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the Award.

24. Compliance With Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in U.S. Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Code Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of U.S. Treasury Regulation Section 1.409A-1(h)), then the issuance of any Shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the Shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the Shares is necessary to avoid the imposition of taxation on you in respect of the Shares under Section 409A of the Code. Each installment of Shares that vests is intended to constitute a “separate payment” for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding any contrary provision of the Plan, the Notice of Grant, or of this Agreement, under no circumstances will the Company reimburse you for any taxes or other costs under Code Section 409A or any other tax law or rule. All such taxes and costs are solely your responsibility.

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